Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Results for Quarter Ended June 30, 2022

Second Quarter Net Revenue of $2.9 Million, a 27% Year-Over-Year Increase;

Active Customer Sites Climb 21% to New Record

SOUTH ORANGE, NJ, August 10, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced financial results for the second quarter ended June 30, 2022.

Financial Highlights

Water Filtration Business Segment Highlights*

●	Net revenue of $2.8 million, an increase of 30%
●	Net loss of $0.6 million, compared to $0.9 million
●	Adjusted EBITDA of ($0.2 million), compared with ($0.5 million)

Consolidated Highlights*

●	Net revenue of $2.9 million, an increase of 27%
●	Net loss of $1.1 million, compared to $1.1 million
●	Adjusted EBITDA of ($0.7 million), compared to ($0.8 million)

*Stated performance is relative to same period prior year (second quarter of 2021)

“We are pleased to report strong revenue growth, up 27% year-over-year, and 32% compared to the first quarter of 2022,” said Andy Astor, President and Chief Executive Officer. “Further, our Active Customer Sites (ACS) rose to a new high of 1,349, representing increases of 21% year-over-year and 6% from the first quarter of 2022. We believe ACS is an important leading indicator of future revenue growth.”

Mr. Astor, continued, “While this quarter’s results were improved, our results in the prior quarter made clear the need to re-evaluate our cost structure. During the quarter, we took several actions, including price increases to cover inflation and increased supply chain costs, headcount and professional services reductions, optimized production operations, and reduced product SKUs. Each of these actions was taken with intent to achieve positive cash flow by mid-2023.”

Consolidated Financial Performance for the Quarter Ended June 30, 2022

Net revenue for the quarter ended June 30, 2022 was $2.9 million, compared to $2.3 million in the corresponding period in 2021, an increase of 27%.

Net loss was $1.1 million for each of the quarters ended June 30, 2022 and 2021.

Adjusted EBITDA for the quarter ended June 30, 2022 was ($0.7 million), compared to ($0.8 million) during the same period in 2021.

Cost of goods sold for the quarter ended June 30, 2022 was $1.5 million, compared with $1.0 million for the quarter ended June 30, 2021, an increase of 54%. Gross margins for the quarter ended June 30, 2022 were 47%, compared with 56% in the same period in 2021.

Research and development expenses for the quarter ended June 30, 2022 were $0.4 million, compared with $0.5 million during the quarter ended June 30, 2021.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Depreciation and amortization expenses for the quarter ended June 30, 2022 were approximately $64,000, compared with approximately $51,000 for the corresponding period 2021.

Selling, general and administrative expenses for the quarter ended June 30, 2022 were $2.1 million, compared with $1.9 million during the same period in 2021, an increase of 12%.

As of June 30, 2022, Nephros had cash and cash equivalents of $4.2 million on a consolidated basis.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net loss calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for the second quarter of the 2022 and 2021 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	3 Months Ended Jun 30,
Water Filtration Business Segment	2022	2021
	(in thousands)
Net loss	$(573)	$(863)

Adjustments:
Depreciation of property and equipment	36	7
Amortization of other assets	68	48
Interest expense	6	11
Interest income	(1)	(3)
Stock based compensation	240	269
Other noncash items	21	24
Adjusted EBITDA	$(203)	$(507)

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

	3 Months Ended Jun 30,
Consolidated Results	2022	2021
	(in thousands)
Net loss	$(1,137)	$(1,126)

Adjustments:
Depreciation of property and equipment	36	7
Amortization of other assets	68	48
Interest expense	6	11
Interest income	(1)	(3)
Stock based compensation	277	281
Other noncash items	21	24
Adjusted EBITDA	$(730)	$(758)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net loss, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net loss and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm ET

Nephros will host a conference call today at 4:30pm Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the call as follows:

Domestic access: 1 (844) 808-7106

International access: 1 (412) 317-5285

Upon joining, please ask to be joined into the Nephros conference call.

A replay of the call can be accessed until August 17th, 2022 at 1 (877) 344-7529 or 1 (412) 317-0088 for international callers and entering replay access code: 6487830.

An audio archive of the call will be available shortly after the call on the Nephros Investor Relations page.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

About Nephros

Nephros, Inc. is a company committed to improving the human relationship with water through leading, accessible technology. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management.

For more information about Nephros, please visit nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected future revenue, its belief that Active Customer Sites are a leading indicator of revenue growth, expectations on achieving positive cash flow and the timing thereof and other future financial performance, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, inflationary factors and general economic conditions, changes in business and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, and uncertainties in litigation or investigative proceedings. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, which it may update in Part II, Item 1A – Risk Factors in its Quarterly Reports on Form 10-Q that it has filed or will file hereafter. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy.astor@nephros.com

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$4,179	$6,973
Accounts receivable, net	2,128	1,641
Inventory	4,664	4,795
Prepaid expenses and other current assets	151	225
Total current assets	11,122	13,634
Property and equipment, net	450	366
Lease right-use-of assets	626	730
Intangible assets, net	1,460	1,536
Goodwill	759	759
License and supply agreement, net	469	536
Other assets	67	89
TOTAL ASSETS	$14,953	$17,650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured note payable	210	248
Accounts payable	1,411	1,334
Accrued expenses	185	444
Current portion of lease liabilities	305	364
Total current liabilities	2,111	2,390
Secured note payable, long term portion	-	95
Equipment financing, net of current portion	3	4
Lease liabilities, net of current portion	358	412
TOTAL LIABILITIES	2,472	2,901

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued and outstanding June 30, 2022 and December 31, 2021.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at June 30, 2022 and December 31, 2021; 10,318,818 and 10,258,444 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	148,040	147,346
Accumulated other comprehensive income	-	64
Accumulated deficit	(138,829)	(135,725)
Subtotal	9,221	11,695
Noncontrolling interest	3,260	3,054
TOTAL STOCKHOLDERS’ EQUITY	12,481	14,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,953	$17,650

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2022	2021
Net revenue:

Product revenues	$2,839	$2,196
Royalty and other revenues	45	70
Total net revenues	2,884	2,266
Cost of goods sold	1,523	991
Gross margin	1,361	1,275

Operating expenses:
Research and development	431	487
Depreciation and amortization	64	51
Selling, general and administrative	2,070	1,854
Total operating expenses	2,565	2,392
Loss from operations	(1,204)	(1,117)
Other income (expense):
Interest expense	(6)	(11)
Interest income	1	3
Extinguishment of PPP Loan	-	-
Other income (expense), net	72	(1)
Total other income (expense):	67	(9)
Net loss	(1,137)	(1,126)
Less: Deemed dividend attributable to noncontrolling interest	(66)	(60)
Net loss attributable to Nephros Inc	(1,203)	(1,186)

Net loss per common share, basic and diluted	$(0.12)	$(0.12)
Weighted average common shares outstanding, basic and diluted	10,299,148	9,943,026

Comprehensive loss:
Net Loss	(1,137)	(1,126)
Other comprehensive income(loss), foreign currency translation adjustments, net of tax	-	2
Comprehensive loss	(1,137)	(1,124)
Comprehensive loss attirbutable to noncontrolling interest	(66)	(60)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(1,203)	$(1,184)

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